                                            Registration No. 333-_______________

   As filed with the Securities and Exchange Commission on December 16, 1997
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               __________________

                               APPLIED POWER INC.
             (Exact name of registrant as specified in its charter)

            WISCONSIN                                          39-0168610
  (State or other jurisdiction of                           (I.R.S. Employer
  incorporation or organization)                           Identification No.)

      13000 West Silver Spring Drive
            Butler, Wisconsin                                  53007-1093
  (Address of Principal Executive Offices)                     (Zip Code)
                                _______________

                              APW 401(K) PLAN (1)
                            (Full title of the plan)
                              ___________________

          ROBERT C. ARZBAECHER                                Copy to:
Vice President and Chief Financial Officer           ANTHONY W. ASMUTH III, ESQ.
           Applied Power Inc.                             Quarles & Brady
     13000 West Silver Spring Drive                   411 East Wisconsin Avenue
      Butler, Wisconsin 53007-1093                   Milwaukee, Wisconsin 53202

                    (Name and address of agent for service)

                                 (414) 781-6600
         (Telephone number, including area code, of agent for service)

                        Calculation of Registration Fee

----------------------------------------------------------------------------------------------------------
                                                            Proposed           Proposed
                                                             Maximum            Maximum        Amount of
      Title of Securities              Amount to be      Offering Price        Aggregate      Registration
       to be Registered                 Registered          Per Share       Offering Price        Fee
       ----------------                 ----------          ---------       --------------        ----
    Class A Common Stock,
    par value $.20 per share         500,000 shares (2)     $67.125(3)      $33,562,500(3)        $9,901
----------------------------------------------------------------------------------------------------------

(1) This Registration Statement is being filed by the Registrant, the Applied Power Inc. Employee Stock Ownership Plan ("ESOP") and the Applied Power Inc. Employee Savings Plan ("Savings Plan") to register shares of Applied Power Inc. Class A Common Stock, par value $.20 per share ("Common Stock"), to be issued beginning January 1, 1998 pursuant to the APW 401(k) Plan. Effective December 31, 1997, the ESOP and the Savings Plan shall merge to become the APW 401(k) Plan (the "Plan").

(2) The APW 401(k) Plan provides for the issuance of up to 500,000 shares of Common Stock. Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers, in addition to the above stated 500,000 shares, an indeterminate amount of interests to be sold pursuant to the APW 401(k) Plan.

(3) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon $67.125 per share, which is the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange on December 10, 1997.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by Applied Power Inc. (the "Registrant") (Commission File No. 1-11288) with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, (the "1934 Act") are incorporated herein by reference by the Registrant, the ESOP and the Savings Plan:

     (a)  Annual Report on Form 10-K for the fiscal year ended August 31, 1997;
          and

     (b) The Company's Current Report on Form 8-K dated January 28, 1991, including specifically the description of the Common Stock in Item 5 thereof filed for the purpose of updating the description of the Common Stock contained in the Company's registration statement filed with respect thereto under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

     Pursuant to Instruction A.2. to Form S-8 and the Commission's interpretations thereunder, the Item 3 requirement pertaining to incorporation by reference in this Registration Statement of the Plan's most recent annual report is not applicable.

     All documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.

     Not applicable.  See Item 3(b) above.

Item 5.  Interests of Named Experts and Counsel.

     The legality of the shares of Common Stock registered hereunder will be passed on for the Registrant by Quarles & Brady, the Registrant's legal counsel. The Registrant's Secretary, Anthony W. Asmuth III, is a partner of Quarles & Brady which serves as counsel to the Registrant.

Item 6.  Indemnification of Directors and Officers.

     The Registrant is incorporated under the Wisconsin Business Corporation Law ("WBCL"). Under Section 180.0851(1) of the WBCL, the Registrant is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of the Registrant. In all other cases, the Registrant is required by Section 180.0851(2) of the WBCL to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was an officer or director of the Registrant, unless it is determined that he or she breached or failed to perform a duty owed to the Registrant and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant's articles of incorporation, bylaws, a written agreement or a resolution of the Board of Directors or shareholders.

     Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to
180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

     Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

     Under Section 180.0833 of the WBCL, directors of the Registrant against whom claims are asserted with respect to the declaration of an improper dividend or other distribution to shareholders to which they assented are entitled to contribution from other directors who assented to such distribution and from shareholders who knowingly accepted the improper distribution, as provided therein.

     Article VIII of the Registrant's Bylaws contains provisions that generally parallel the indemnification provisions of the WBCL and cover certain procedural matters not dealt with in the WBCL. Directors and officers of the Registrant are also covered by directors' and officers' liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     See Exhibit Index following the Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

     The Registrant undertakes to submit the APW 401(k) Plan to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify such plan.

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Reference is made to the indemnification provisions described in Item 6 of this Registration Statement.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Butler, State of Wisconsin, on December 16, 1997.

                                    APPLIED POWER INC.
                                    (Registrant)


                                    By:  /s/ Robert C. Arzbaecher
                                         ------------------------
                                         Robert C. Arzbaecher
                                         Vice President and
                                         Chief Financial Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BE THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard G. Sim and Robert C. Arzbaecher, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

     Signature                                 Title

/s/ Richard G. Sim              Chairman of the Board, President and
------------------------        Chief Executive Officer; Director
Richard G. Sim

/s/ Robert C. Arzbaecher        Vice President and Chief Financial Officer
------------------------        (Principal Financial Officer)
Robert C. Arzbaecher

/s/ Richard D. Carroll          Controller
------------------------        (Principal Accounting Officer)
Richard D. Carroll

/s/ H. Richard Crowther         Director
------------------------
H. Richard Crowther

/s/ Jack L. Heckel              Director
------------------------
Jack L. Heckel

/s/ Richard A. Kashnow          Director
------------------------
Richard A. Kashnow

/s/ L. Dennis Kozlowski               Director
-----------------------
L. Dennis Kozlowski

/s/ John J. McDonough                 Director
-----------------------
John J. McDonough

______________

*Each of the above signatures is affixed as of December 16, 1997.

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on December 15, 1997.

                                    APPLIED POWER INC. EMPLOYEE STOCK
                                    OWNERSHIP PLAN


                                    By:  FIRSTAR TRUST COMPANY,
                                         Trustee


                                    By:  /s/ Kenton S. Anderson
                                         ---------------------------------
                                         Name: Kenton S. Anderson
                                               ---------------------------
                                         Title: V.P. and Relationship Mgr.
                                                --------------------------

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Village of Butler, State of Wisconsin, on December 15, 1997.

                                    APPLIED POWER INC. EMPLOYEE SAVINGS PLAN


                                    By:  APPLIED POWER INC. BENEFIT PLAN
                                         ADMINISTRATIVE COMMITTEE,
                                         Plan Administrator


                                    By: /s/ Donald R. Cleveland
                                        ---------------------------------------
                                         Name: Donald R. Cleveland
                                               --------------------------------
                                         Title: Administrative Committee Member
                                                -------------------------------

                              APPLIED POWER INC.
                              (the "Registrant")
                         (Commission File No. 1-11288)

                                 EXHIBIT INDEX
                                      TO
                        FORM S-8 REGISTRATION STATEMENT


Exhibit                                                      Incorporated Herein               Filed
Number                    Description                          by Reference To               Herewith
-------                   -----------                        -------------------             --------
4.1(a)       Amended and Restated Articles of            Exhibit 19.1(a) to the
             Incorporation of the Registrant (as         Registrant's Form 10-Q for
             adopted January 8, 1987)                    quarter ended February 28,
                                                         1990 ("2/28/90 10-Q")

    (b)      Articles of Amendment to Amended and        Exhibit 19.1(b) to 2/28/90
             Restated Articles of Incorporation,         10-Q
             amending Sections 3.1 and 3.2 of Article
             III and Article IV (as adopted January
             13, 1990)

4.2          Amended and Restated Bylaws of the          Exhibit 3.2 to the
             Registrant (as last amended by              Registrant's
             amendment to Section 3.01 decreasing        Form 10-K for year ended
             the number of directors to six, adopted     August 31, 1997 ("1997
             August 8, 1996 and effective as of          10-K")
             January 8, 1997)

5            Opinion of Counsel                                                                   X

23.1         Consent of Independent Accountants                                                   X

23.2         Consent of Counsel                                                               Contained in
                                                                                              Opinion filed as
                                                                                              Exhibit 5

24           Power of Attorney                                                                Contained in
                                                                                              Signatures Page to
                                                                                              this Registration
                                                                                              Statement